UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2022
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OPTINOSE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38241	42-1771610
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1020 Stony Hill Road, Suite 300
Yardley, Pennsylvania 19067
(Address of principal executive offices and zip code)

(267) 364-3500
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OPTN	Nasdaq Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 15, 2022, OptiNose, Inc. (the “Company”) appointed Paul Spence, Jr. as the Company’s Chief Commercial Officer. A copy of the press release announcing the appointment of Mr. Spence is attached hereto as Exhibit 99.1.

Mr. Spence, age 54, has 30 years of experience in the life science and pharmaceuticals industry as a leader responsible for marketing, sales, market access, operations, and supply chain. Mr. Spence was most recently the Senior Vice President and U.S. Pharma Chief Commercial Officer at Nestlé Health Sciences where he led the Aimmune Gastrointestinal and Food Allergy businesses from 2020 to 2022 and prior to that VP U.S. Commercial at Nestlé Health Sciences from 2016-2019. Prior to joining Nestlé Health Sciences, he had commercial roles of increasing responsibility at Boehringer-Ingelheim Pharmaceuticals, Sanofi-Aventis, and Bristol-Myers Squibb. Mr. Spence earned a Bachelor of Science in Finance and Accounting from Penn State University and an MBA from Villanova University.

In connection with his appointment as the Company’s Chief Commercial Officer, Mr. Spence entered into an employment agreement (the “Spence Employment Agreement”) detailing the terms of his employment that will continue until either the Company or Mr. Spence terminate his employment with the Company. The Spence Employment Agreement provides that Mr. Spence will:

•receive a base salary of $435,000 per year and is eligible to receive a discretionary annual performance-based cash bonus, with a target bonus amount equal to 45% of his base salary. Mr. Spence's salary and target bonus will be reviewed periodically by the Company's Compensation Committee or Board of Directors.

•receive (i) a non-qualified stock option grant to purchase up to 500,000 shares of the Company’s common stock at a per share purchase price equal to the closing price of a share of the Company’s common stock on the NASDAQ Global Select Market on December 15, 2022 (the date of grant). The non-qualified stock option grant is being made to Mr. Spence as an inducement material to him accepting employment with the Company and is being granted outside of the OptiNose, Inc. 2010 Stock Incentive Plan, as amended and restated (the "2010 Plan"), in accordance with Nasdaq Listing Rule 5635(c)(4). The non-qualified stock option will vest over four years, with one-fourth of the shares underlying the stock option vesting on the first anniversary of the grant date and the remainder of the shares vesting in thirty-six equal monthly installments thereafter. The vesting of shares underlying the non-qualified stock option is subject to Mr. Spence’s continuous service with the Company through each such vesting date. The non-qualified stock options grant is subject to such other terms and conditions as are specified in the Form of Non-Qualified Stock Option Agreement (Inducement Grant) previously filed by the Company with the SEC.

•be eligible to receive annual equity awards based on Company and his performance, to participate in the Company's other short-term and long-term incentive programs, and be eligible to participate in all of the Company's retirement and group welfare plans available to the Company's senior level executives as a group or the Company employees generally, subject to the terms and conditions applicable to such plans.

•be entitled to receive the following severance benefits if Mr. Spence's employment is terminated by the Company without "cause" or by Mr. Spence for "good reason" (each as defined in the Spence Employment Agreement), subject to his execution and non-revocation of a release of claims and compliance with the restrictive covenants and other terms set forth in the Spence Employment Agreement: (i) twelve months of base salary continuation, and (ii) up to twelve months of continued participation by Mr. Spence and his eligible dependents in the Company's standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active senior level executives; provided that if such termination of employment occurs within three months prior to, or eighteen months after, a "change in control" (as defined in the 2010 Plan) (the “Change of Control Protection Period”), then Mr. Spence shall be entitled to receive: (i) an amount equal to 150% of the sum of his annual base salary and target bonus at the rate in effect on his date of termination, (ii) payment of a pro-rata bonus for the year in which such employment termination occurs; (iii) up to eighteen months of continued participation by Mr. Spence and his eligible dependents in the Company's standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active senior level executives, and (iv) all of Mr. Spence's then-outstanding equity awards granted to him by the Company will become immediately vested. In addition, if Mr. Spence’s employment is terminated by the Company without "cause" or by him for "good reason" any time following a Change of Control, then Mr. Spence shall receive 12-months of vesting acceleration with respect to his then outstanding Company equity awards.

•be subject to restrictive covenants relating to non-disclosure of confidential information, mutual non-disparagement, assignment of inventions, non-competition and non solicitation of employees, customers and suppliers that run for specified periods following the termination of Mr. Spence's employment.

Mr. Spence and the Company also entered into an indemnification agreement on December 15, 2022 (the "Indemnification Agreement"), which is addition to the indemnification, expense advancement and limitations of liability provided for in the Company's Certificate of Incorporation and Company Bylaws. The Indemnification Agreement provides Mr. Spence with contractual rights to indemnification and, in some cases, expense advancement in any action or proceeding arising out of his services as one of the Company's executive officers or as a director or executive officer of any other company or enterprise to which he may provides services at the Company's request.

There are no arrangements or understandings between Mr. Spence and any other person pursuant to which Mr. Spence was appointed as an officer. There are no relationships or transactions in which Mr. Spence has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing is a summary description of certain terms of the Spence Employment Agreement, Non-Qualified Stock Option Agreement (Inducement Grant), and Indemnification Agreement and, by its nature, is not complete. It is qualified in its entirety by reference to (i) the Spence Employment Agreement, a copy of which is attached hereto as Exhibit 10.1, (ii) the Form of Non-Qualified Stock Option Agreement (Inducement Grant) filed as Exhibit 99.3 to the Form 8-K filed by the Company with the SEC on February 19, 2020, and (iii) the Form of Indemnification Agreement filed as Exhibit 10.1 to the Form 10-K filed by the Company with the SEC on March 8, 2022, each of which is incorporated herein by reference.

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On December 9, 2022, the Company and Victor Clavelli, the Company’s Chief Commercial Officer, mutually agreed that Mr. Clavelli’s employment would terminate on December 22, 2022. Subject to Mr. Clavelli’s execution and non-revocation of a release, he will be eligible to receive the severance and other benefits specified in his Amended and Restated Employment Agreement dated March 2, 2022 (the "Clavelli Employment Agreement") applicable to a termination without Cause.

The foregoing is a summary description of certain terms of the Clavelli Employment Agreement and, by its nature, is not complete. It is qualified in its entirety by reference to the Clavelli Employment Agreement, a copy of which is filed as Exhibit 10.26 to the Form 10-K filed by the Company with the SEC on March 8, 2022, and is incorporated herein by reference.

*    *    *

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated December 15, 2022, between OptiNose US, Inc. and Paul Spence, Jr.
99.1	Press release, dated December 15, 2022, issued by OptiNose, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OptiNose, Inc.
By: /s/ Michael F. Marino
Michael F. Marino
Chief Legal Officer
December 15, 2022